UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported)	November 13, 2013

NAVIDEA BIOPHARMACEUTICALS, INC.
(Exact name of registrant as specified in its charter)

Delaware	001-35076	31-1080091
(State or other jurisdiction	(Commission	(IRS Employer
of incorporation)	File Number)	Identification No.)

425 Metro Place North, Suite 450, Dublin, Ohio	43017
(Address of principal executive offices)	(Zip Code)

Registrant's telephone number, including area code	(614) 793-7500

(Former name or former address, if changed since last report.)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02.    Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Effective November 13, 2013, the Company appointed Michael M. Goldberg, M.D., to serve on its Board of Directors. Dr. Goldberg was appointed to a term ending at the Company’s Annual Stockholders’ Meeting in 2014, when he is expected to stand for election for another term ending in 2017. Dr. Goldberg has been a Managing Partner of Montaur Capital Partners since January 2007. Dr. Goldberg served as the Chief Executive Officer of Emisphere Technologies, Inc., from August 1990 to January 2007, Chairman of the Board of Directors from November 1991 to January 16, 2007, and President from August 1990 to October 1995. Prior to that, he served as Vice President of The First Boston Corp., where he was a founding member of the Healthcare Banking Group. He is or has been a Director of Alliqua, Inc., CorNova, Inc., Urigen Pharmaceuticals, Inc. and Adventrx Pharmaceuticals Inc. Dr. Goldberg received a B.S. from Rensselaer Polytechnic Institute, an MD from Albany Medical College of Union University in 1982, and an MBA from Columbia University Graduate School of Business in 1985.

Dr. Goldberg accepted such appointment to serve on the Company’s Board of Directors in accordance with the provisions of a Director Agreement, dated November 13, 2013, between the Company and Dr. Goldberg. Pursuant to the terms of the Director Agreement, Dr. Goldberg has acknowledged and agreed that, for as long as he is a member of the Board of Directors, he will not, directly or indirectly, have any power to direct or cause the direction of the voting or disposition of any securities of the Company directly or beneficially owned by Platinum-Montaur Life Sciences LLC, Platinum Partners Value Arbitrage Fund L.P., Platinum Management (NY) LLC or Mark Nordlicht, and any other persons or entities controlling, controlled by, or under common control with them (collectively, “Montaur”). Further, the Director Agreement provides that Dr. Goldberg will adhere to the policies and/or procedures adopted by Montaur with respect to the isolation of Dr. Goldberg and material non-public information of the Company obtained by Dr. Goldberg from persons involved in trading or investment activities of Montaur, including, without limitation, policies adopted to comply with the requirements of Section 204A of the Investment Advisers Act of 1940, and regulations promulgated thereunder.

Pursuant to the terms of the Director Agreement, the Company has agreed to, among other things, nominate Dr. Goldberg for election at the Company’s Annual Stockholders’ Meeting in 2014, and to recommend, support and solicit proxies for his election in the same manner as for the Company’s other director nominees standing for election to the Board of Directors at the meeting. The foregoing description of the terms of the Director Agreement is qualified in its entirety by reference to the complete text of the Director Agreement, a copy of which is attached hereto as Exhibit 10.1 and which is incorporated herein in its entirety by reference.

Dr. Goldberg will receive an annual retainer of $25,000, and earn $2,500 per board meeting attended in person or $500 per telephonic board meeting. In connection with Dr. Goldberg’s appointment to the Company’s Board of Directors, the Company will grant Dr. Goldberg 12,250 restricted shares of the Company’s common stock. The restricted stock will be granted under the Company’s Fourth Amended and Restated 2002 Stock Incentive Plan, and will vest on the first anniversary of the date of grant. The cash compensation and restricted stock award are the same as paid to other non-executive directors of the Company for their service in 2013. On November 15, 2013, the Company issued a press release entitled “Navidea Biopharmaceuticals Adds New Member to Board of Directors” in connection with the appointment of Dr. Goldberg to the Board of Directors. A copy the Company’s November 15, 2013, press release is attached hereto as Exhibit 99.1 and is incorporated herein by reference.

Statements contained or incorporated by reference in this Current Report on Form 8-K which relate to other than strictly historical facts, such as statements about the Company’s plans and strategies, expectations for future financial performance, new and existing products and technologies, and markets for the Company’s products, are forward-looking statements. The words “believe,” “expect,” “anticipate,” “estimate,” “project,” and similar expressions identify forward-looking statements that speak only as of the date hereof. Investors are cautioned that such statements involve risks and uncertainties that could cause actual results to differ materially from historical or anticipated results due to many factors including, but not limited to, the Company’s continuing operating losses, uncertainty of market acceptance, reliance on third party manufacturers, accumulated deficit, future capital needs, uncertainty of capital funding, dependence on limited product line and distribution channels, competition, limited marketing and manufacturing experience, and other risks detailed in the Company’s most recent Annual Report on Form 10-K and other filings with the United States Securities and Exchange Commission. The Company undertakes no obligation to publicly update or revise any forward-looking statements.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits.

Exhibit
Number	Exhibit Description

10.1	Director Agreement, dated November 13, 2013, by and between Navidea Biopharmaceuticals, Inc. and Michael M. Goldberg, M.D.

99.1	Navidea Biopharmaceuticals, Inc. press release dated November 15, 2013, entitled “Navidea Biopharmaceuticals Adds New Member to Board of Directors.”

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Navidea Biopharmaceuticals, Inc.

Date: November 19, 2013	By:	/s/ Brent L. Larson
Brent L. Larson, Executive Vice President and Chief Financial Officer